AGREEMENT OF PURCHASE AND SALE
                             AND ESCROW INSTRUCTIONS

                            (The REP Fund Portfolio)


          THIS AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS (this "Agreement") is made as of September 25, 1998, by and between REAL-EQUITY PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP ("Seller"), as seller, and JH REAL ESTATE PARTNERS, INC., a California corporation, and AMERICAN APARTMENT COMMUNITIES III, L.P., a Delaware limited partnership, (collectively, the "Buyer"), collectively as buyer.

                                    RECITALS

     A. Seller owns an interest in the Properties (as defined below).

     B. Buyer desires to purchase, and Seller is willing to sell, all of Seller's right, title and interest in the Properties on the terms and conditions of this Agreement.

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                                    AGREEMENT

     1. Certain Basic Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

          1.1 "Buyer's Address" means:

                    JH Real Estate Partners, Inc.
                    600 City Parkway West, Suite 730
                    Orange, California 92868
                    Tel: (714) 712-9400
                    Fax: (714) 712-9404
                    Attention: Hugo F. Aviles

                    and

                    American Apartment Communities, III, L.P.
                    c/o American Apartment Communities III, Inc.
                    21 W. Broad Street, 11th Floor
                    Columbus, Ohio 43215
                    Attention: Legal/Executive Department


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                    Tel: (614) 220-8900
                    Fax: (614) 220-8912

          1.2 "Closing Date" means November 15, 1998, subject to extension pursuant to Section 3.2.1, or, once so extended, any earlier date to which Buyer and Seller mutually agree.

          1.3 "Deposit" means the amount of Two Million and No/100 Dollars ($2,000,000.00) and all interest accrued thereon.

          1.4 "Escrow Holder" means First American Title Company of Los Angeles.

          1.5 "Escrow Holder's Address" means:

                 First American Title Company of Los Angeles
                 520 North Central Avenue
                 Glendale, California 91203
                 Attention: Ms. Tricia Pewthers
                 Tel: (818) 242-5800
                 Fax: (818) 244-8832

          1.6 "Purchase Price" means the sum of THIRTY-ONE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($31,900,000.00).

          1.7 "Seller's Address" means:

                 REAL-Equity Partners
                 c/o National Partnership Investment Corp.
                 9090 Wilshire Boulevard, 2nd Floor
                 Beverly Hills, California  90212
                 Attention: Henry Casden
                 Tel: (310) 278-2191
                 Fax: (310) 278-6835

          1.8 "Title Company" means First American Title Company of Los Angeles.

     2. Sale of Properties: Purchase Price.

          2.1 Sale of Properties. Subject to the terms, covenants and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the following:

               (a) the following five (5) parcels of real property, (i) three
(3) of which are located at, respectively, (X) 3610 S. Nogales, West Covina, California, (Y) 8609 DeSoto Ave., Canoga Park, California, and (Z) 4050 Baker Lane, Reno, Nevada, and (ii) two (2) of which are located at 21616 Califa St., Woodland Hills, California, and all of which are more


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particularly and collectively described on Exhibit "A" attached hereto (each, a
"Parcel" and collectively, the "Parcels");

               (b) all buildings and other improvements located on, respectively, each such Parcel, including, without limitation, the rental apartment complex located on each such Parcel (collectively, the "Improvements");

               (c) all right, title and interest of Seller in and to any equipment, machinery or other property which is affixed to the Improvements that are located on the each Parcel so as to constitute fixtures under California law (each individual Parcel, together with the Improvements and fixtures that are located thereon, is collectively referred to herein as the "Parcel Real Property");

               (d) all right, title and interest of Seller in and to all furniture, furnishings, decorations and other tangible personal property now existing and located upon each Parcel, but excluding tangible personal property owned by tenants of each such Parcel under the Tenant Leases (as defined below) that are applicable thereto (collectively, the "Personal Property") (with respect to each Parcel, the Parcel Real Property and the Personal Property that is located thereon, are collectively referred to herein as the "Parcel Property" and the Parcel Property of all five (5) Parcels are collectively referred to herein as the "Properties" and, without limiting the foregoing, all references herein to the "Properties" shall be deemed also to include a reference to each Parcel Property, regardless of whether or not specified); and

               (e) all right, title and interest of Seller in and to (a) the leases that (i) with respect to each Parcel, relate to the rent roll to be attached as Schedule 1 to the various General Assignments (as defined in Section 3.8.2) relating to each such Parcel, and (ii) hereafter entered into by Seller pursuant to Section 4 (all such leases are collectively referred to herein as the "Tenant Leases"), (b) the Security Deposits and the Contracts and Documents (each as defined in the form of the General Assignments attached hereto as Exhibit "C").

          2.2 Purchase Price. The Purchase Price shall be payable as follows:

               2.2.1 Deposit. Buyer shall deliver the Deposit to Escrow Holder concurrently with the execution hereof by Buyer, and the Deposit shall be deemed to be an earnest money deposit of Buyer. If (i) this Agreement is terminated pursuant to and in accordance with Section 7, (ii) the Close of Escrow does not occur as a result of the failure of a condition contained in Section 3.3 which is not due, in whole or in part, to the fault, negligence or wilful misconduct of Buyer, or (iii) Buyer terminates this Agreement pursuant to Section 10.2, Escrow Holder shall deliver the Deposit to Buyer. If this Agreement is terminated for any other reason other than as set forth in the preceding sentence, Escrow Holder shall deliver the Deposit to Seller pursuant to Section 10.1.

               2.2.2 Balance. Buyer shall deposit into Escrow an amount ("Cash Balance"), in immediately available federal funds equal to the Purchase Price, minus the Deposit,


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and plus the amount of any credits due or any items chargeable to Buyer under this Agreement. Buyer shall deposit the Cash Balance into Escrow in the form of immediately available federal funds no later than one (1) business day before the Closing Date or such earlier date as Escrow Holder may reasonably require under applicable law such that Escrow Holder will be in a position to disburse the cash proceeds to Seller on the Closing Date.

     3. Escrow; Closing Conditions.

          3.1 Escrow.

               3.1.1 Opening of Escrow. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by Escrow Holder in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Holder to open an escrow ("Escrow") for the consummation of the sale of Seller's interest in the Properties to Buyer pursuant to the terms of this Agreement. Upon Escrow Holder's receipt of the Deposit and Escrow Holder's written acceptance of this Agreement, Escrow Holder is authorized to act in accordance with the terms of this Agreement. Buyer and Seller shall execute Escrow Holder's general escrow instructions upon request; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control.

               3.1.2 Investment of Deposit. Escrow Holder shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer and Seller may mutually and reasonably instruct Escrow Holder from time to time; provided, however, that all such investments shall be federally insured or insured and maintained in an account at an institution with offices in Los Angeles County, California, where such account or accounts will be maintained. At the Closing, the Deposit shall be credited against the Purchase Price. In the event that the sale of all of the Properties is not consummated for any reason, then the Deposit shall be held and disbursed in accordance with this Agreement.

          3.2 Closing Date. The Escrow shall close (the "Closing" or the "Close of Escrow") on the Closing Date, provided that all conditions to the Close of Escrow set forth in this Agreement have been satisfied or waived in writing by the party intended to be benefitted thereby.

               3.2.1 Extension of Closing Date. If Seller does not receive, on or prior to November 15, 1998, evidence that is reasonably sufficient to confirm that Seller has obtained the Limited Partner Approval (as defined in Section 3.3.3), then the Closing Date shall be extended from day to day until the date which is three (3) business days after the date on which Seller obtains the Limited Partner Approval and delivers to Buyer and to Escrow Holder written notice thereof; provided, however, that if Seller does not obtain the Limited Partner Approval on or prior to December 15, 1998, Seller shall have the right to terminate this Agreement by delivering to Buyer and to Escrow Holder written notice of such election to terminate by Seller, except that, if the review, comment and revision period applicable to the review by the Securities and Exchange Commission (the "SEC") of Seller's consent solicitation statement and materials


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exceeds ten (10) days, said December 15, 1998 date shall be extended automatically by such number of days in excess of ten (10) required to obtain SEC clearance; provided further, however, in no event shall said December 15, 1998 date be extended beyond December 31, 1998 or shall Seller extend this Agreement beyond December 31, 1998. Without limiting the foregoing and commencing upon execution and delivery of this Agreement, Seller agrees to use prompt and good faith efforts to file with the SEC a consent solicitation statement relating to the sale of the Properties as contemplated by this Agreement, and in any event to make such filing within thirty (30) days of such execution and delivery. If the SEC clears such consent solicitation statement, Seller shall, within ten (10) days of Seller's receipt of such SEC clearance, deliver such cleared consent solicitation statement to the limited partners of Seller.

          3.3 Buyer's Conditions to Closing. The Close of Escrow is subject to and contingent on the satisfaction of the following conditions or the waiver of the same by Buyer in writing:

               3.3.1 Title Commitment. The Title Company's commitment to issue the Buyer's Title Policies complying with the requirements of Section 3.8.4 below.

               3.3.2 Seller's Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects.

               3.3.3 Limited Partner Approval. Seller shall have obtained the approval of a majority-in-interest of the limited partners of Seller to the sale contemplated hereby and any waiting period required for such approval to become final shall have expired (the "Limited Partner Approval").

          3.4 Property Records and Condition. Each of Buyer and Seller hereby acknowledges and agrees that Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information delivered by Seller to Buyer or any of Buyer's representatives or otherwise contained in Seller's files, including, without limitation, any environmental audit or report, and that Seller has provided all such materials as a courtesy to Buyer and without any obligation of Seller whatsoever. Buyer acknowledges that Seller and Seller's affiliates and other representatives shall have no responsibility for the contents and accuracy of the disclosures or other information included in such materials and Buyer agrees that the obligations of Seller in connection with Buyer's purchase of the Properties shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof. Buyer shall have no right to terminate this Agreement for any matter which Buyer has heretofore or may hereafter discover in connection with any of the Properties, including any tests, studies, investigations, or inspections with respect thereto or any documents provided by Seller.

          3.5 Termination. This Agreement shall automatically terminate if the Close of Escrow has not occurred by the Closing Date. Notwithstanding anything in this Agreement to the contrary, if Seller does not obtain the Limited Partner Approval (as defined in Section 3.3.3)on


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or prior to the date that is thirty (30) days after the date on which Seller commences the solicitation of its limited partners with respect thereto, Seller shall have the right, but not the obligation, to terminate this Agreement by delivering to the Buyer and to the Escrow Holder written notice of its election to do so and Escrow Holder shall, upon its receipt of such written notice, deliver the Deposit to the Buyer. Upon termination of this Agreement pursuant to this Section 3.5 or pursuant to Section 7: (a) each party shall promptly execute and deliver to Escrow Holder such documents as Escrow Holder may reasonably require to evidence such termination; (b) Escrow Holder shall return all documents to the respective parties who delivered such documents to Escrow; (c) Escrow Holder shall return the Deposit to the party entitled thereto pursuant to the terms of this Agreement; (d) Buyer and Seller shall each pay one half (1/2) of the Escrow Holder's fees and escrow cancellation fees, if any; (e) Buyer shall return to Seller all Due Diligence Materials in Buyer's possession relating to the Properties; and (f) the respective obligations of Buyer and Seller under this Agreement shall terminate.

          3.6 Due Diligence.

               3.6.1 Preliminary Title Commitment. In connection with the Properties, Buyer has received and reviewed each of the four (4) following title commitments, copies of which are attached hereto as Exhibit "F," each issued by the Title Company, and a copy of all of the underlying documents referenced therein (collectively, the "Commitments"): (i) dated August 25, 1998 (Commitment No. 198379RB), (ii) dated September 3, 1998 (Commitment No. 9827135-53), (iii) dated September 3, 1998 (Commitment No. 9827136-53), and (iv) dated September 3, 1998 (Commitment No. 98277137-53). Buyer hereby approves the exceptions to title that are shown on each of the Commitments attached hereto as Exhibit "F" but have not been crossed-out in the attached mark-ups of the Commitments; provided, however, that notwithstanding (a) the tax exceptions set forth in item number 1 of Schedule B, Section 1 of each of Commitment Nos. 9827135-53, 9827136-53 and 98277137-53, and item number 5 of Commitment No. 198379RB, taxes shall be pro-rated between Buyer and Seller in accordance with Section 3.13.1, and (b) the delinquent sewer service charges set forth in item number 6 of Commitment No. 198379RB, sewer charges shall be pro-rated between Buyer and Seller in accordance with Section 3.13.4.

               3.6.2 Inspection. Buyer hereby acknowledges and agrees that Buyer has, prior to the date of this Agreement, inspected the physical, legal, environmental, land use, zoning, title and other conditions of the Properties, and all records, documents, instruments and other information relating thereto, as Buyer deems and has deemed necessary, appropriate and/or advisable in connection therewith, and hereby approves and accepts the same. Buyer acknowledges that: (i) Buyer has conducted such surveys, tests, studies, investigations and inspections, and made such boring, percolation, geologic, environmental and soils tests and other studies of the Properties as Buyer deems necessary, appropriate and/or advisable; and (ii) Seller has provided Buyer with adequate opportunity to make such surveys, tests, studies, investigations and inspections of the Properties (including an inspection for zoning, land use, environmental and other laws, regulations and restrictions) as Buyer has, in Buyer's discretion, deemed necessary, appropriate and/or advisable as a condition precedent to Buyer's purchase of the Properties and to determine the physical, environmental and land use characteristics of the Properties (including,


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without limitation, its subsurface) and its suitability for Buyer's intended use. Buyer has reviewed and hereby approves all matters relating to the Properties including, without limitation, the following due diligence items (collectively, the "Due Diligence Materials"): (a) a rent roll relating to the Tenant Leases will be attached as Schedule 1 to the various General Assignments;
(b) all agreements, documents and other information that bind the Properties or otherwise affect the operation or use of the Properties, and (c) all plans, documents, agreements and other records of any governmental entities, districts and utilities regarding the Properties or otherwise impacting, restricting, or affecting the use of the Properties.

          3.7 Seller's Conditions to Closing. The obligations of Seller to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Seller in writing:

               3.7.1 Buyer's Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow, with each such representation and warranty having the same effect as though such representation and warranty was made by Buyer as of the date hereof and as of the Close of Escrow.

               3.7.2 Covenants. Buyer shall have substantially performed and satisfied all agreements and covenants required hereby to be performed by Buyer prior to or at the Close of Escrow.

               3.7.3 Limited Partner Approval. Seller shall have obtained the Limited Partner Approval.

          3.8 Title and Title Insurance.

               3.8.1 Deeds. Seller shall, pursuant to a separate grant deed for each Parcel Real Property in the form of Exhibit "B" (collectively, the "Deeds"), convey its interest in each Parcel Real Property to Buyer.

               3.8.2 General Assignment. Seller shall, pursuant to a separate assignment for each Parcel Property in the form of Exhibit "C" (collectively, the "General Assignments"), assign to Buyer, without recourse of any kind, Seller's right, title and interest, if any, in and to (a) any plans, specifications, licenses, permits, entitlements, surveys, maps, agreements and contracts relating to each Parcel Property, subject to any rights of consent as provided therein (provided, however, that Seller shall, prior to any such assignment and upon the written instruction of Buyer, terminate any contracts that (i) bind any of the Properties (or otherwise would bind Buyer after the Closing) and (ii) have been entered into by Seller or an affiliate of Seller, but not including any contract that relates to cable television access rights, the rights under which Seller and its affiliates have assigned to third parties unaffiliated with Seller), (b) the Tenant Leases, and (c) the Security Deposits, each as they relate to such Parcel Property.



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               3.8.3 Bill of Sale. Seller shall, pursuant to a separate Bill of
Sale for each Parcel Property in the form of Exhibit "D" (collectively, the "Bills of Sale"), quitclaim, without recourse, all of Seller's right, title and interest, if any, in and to the Personal Property owned by Seller and used in the operation of such Parcel Property.

               3.8.4 Buyer's Title Policies. At the Close of Escrow, Escrow Holder shall cause the Title Company to issue to Buyer, with respect to each Parcel Real Property, a CLTA standard-coverage owner's policy of title insurance (collectively, the "Buyer's Title Policies") which:

                    (a) shall be written with liability in the amount of the Purchase Price; and

                    (b) shall insure title to each such Parcel Real Property, to be vested in Buyer, subject only to the following exceptions ("Permitted Exceptions"): (i) the standard printed exceptions set forth in the Title Company's form of title policy; (ii) general and special real property taxes and assessments for the current fiscal year which are not yet delinquent; (iii) the exceptions approved by Buyer pursuant to Section 3.6.1 above; (iv) any covenant, condition, restriction, right, right of way, easement of record, or encroachment that does not materially and adversely affect the value of such Parcel Real Property as of the date of this Agreement or the continued use of such Parcel Property for the purpose for which it is being used as of the date of this Agreement; (v) applicable zoning and use regulations of any applicable governmental authority; (vi) rights of tenants under Tenant Leases, as tenants only, without any option to purchase or right of first refusal for all or any portion of such Parcel Property; (vii) any mechanic's or other liens to the extent arising out of Buyer's entry upon the Parcel Property; and (viii) any matters or encroachments that would be revealed by a survey or inspection of Parcel Property.

               3.8.5 Termination of Collateral Security Agreement. Seller shall obtain and deposit with Escrow Holder a quitclaim release or a quitclaim termination statement applicable to the "Memorandum of Collateral Security Assignment" and any document described therein, which is shown as item 9 in Commitment No. 9827137.

          3.9 Closing Costs and Charges.

               3.9.1 Seller's Costs. Seller shall pay all documentary transfer, stamp, sales, and other taxes and recording fees relating to the transfer of each Parcel Property.

               3.9.2 Buyer's Costs. Except with respect to the costs to be paid by Seller as set forth in Section 3.9.1, Buyer shall pay all costs relating to Buyer's purchase of each Parcel Property pursuant to this Agreement, including
(a) all of the Escrow Holder's fee and other costs of the Escrow; (b) all costs relating to or arising out of any of the four (4) Buyer's Title Policies, and
(c) all costs and expenses incurred by Buyer in connection with its due diligence investigation and inspection of each Parcel Property.



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          3.10 Deposit of Documents and Funds by Seller. Not later than two (2)
business days prior to the Closing Date, Seller shall deposit the following items into Escrow, each of which shall be duly executed and, where appropriate, acknowledged by Seller:

               3.10.1 Five (5) Deeds, each relating to one (1) of the Real Property Parcels;

               3.10.2 The Certification of Non-Foreign Status in the form of Exhibit "E" ("Certification");

               3.10.3 A counterpart of each of the five (5) General Assignments, each relating to one (1) Property Parcel;

               3.10.4 Five (5) Bills of Sale, each relating to one (1) Property Parcel; and

          3.10.5 Other documents that may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement.

          3.11 Deposit of Documents and Funds by Buyer. Not later than one (1) business day prior to the Closing Date, Buyer shall deposit the following items into Escrow:

               3.11.1 The Cash Balance;

               3.11.2 Five (5) executed counterparts of the General Assignments, each relating to one (1) Property Parcel; and

               3.11.3 All other funds and documents as may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement.

          3.12 Delivery of Documents and Funds at Closing. Provided that all conditions to closing set forth in this Agreement have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefitted thereby, on the Closing Date Escrow Holder shall conduct the closing by recording or distributing the following documents and funds in the following manner:

               3.12.1 Recorded Documents. Record each of the Deeds in the Official Records of the County in which the Parcel described therein is located;

               3.12.2 Buyer's Documents. Deliver to Buyer: (a) the four (4) original Buyer's Title Policies, each relating to a different Parcel Real Property; (b) the original Certification executed by Seller; (c) the five (5) original counterparts of the General Assignments executed by Seller, each relating to one (1) Parcel Property; and (d) the five (5) original Bills of Sale executed by Seller, each relating to one (1) Parcel Property;



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               3.12.3 Seller's Documents. Deliver to Seller an executed original counterpart of the five (5) General Assignments, each relating to one (1) Parcel Property, and a copy of every document delivered to Buyer; and

               3.12.4 Purchase Price. Deliver to Seller the Purchase Price and such other funds, if any, as may be due to Seller by reason of credits under this Agreement, less all items chargeable to Seller under this Agreement.

               3.13 Prorations and Adjustments.

               3.13.1 Taxes. Escrow Holder shall prorate all non-delinquent real property taxes, and all current installments of assessments on each Parcel, as of the Close of Escrow for the current fiscal year based on the most current official real property tax information available from the County Assessor's office where the Parcel is located or other assessing authorities. If real property tax and assessment figures for the current fiscal year are not available, real property taxes shall be prorated based on the real property taxes for the previous fiscal year. Seller shall pay any real property taxes attributable to the period of Seller's ownership of such Parcel. Seller reserves the right to meet with governmental officials and to contest any reassessment concerning or affecting Seller's obligations under this Section 3.13.1.

               3.13.2 Rent. Escrow Holder shall prorate rental income and all other amounts paid by tenants under the Tenant Leases. Delinquent rents shall not be prorated; provided, however, that if Buyer receives any rental payment after the Closing which represents rent that was delinquent as of the Closing, Buyer shall pay such delinquent rent to Seller within ten (10) days after receipt thereof.

               3.13.3 Security Deposits. Buyer shall receive a credit against the Purchase Price in an amount equal to the amount of all unapplied and unrefunded tenant security deposits received by Seller in connection with the Tenant Leases (the "Security Deposits").

               3.13.4 Utilities and Other Expenses. Seller shall notify all water, sewer, gas, electric and other utility companies servicing the Properties (collectively, "Utility Companies") of the sale of the Properties to Buyer and shall request that all Utility Companies send Seller a final bill for the period ending on the last day prior to the Close of Escrow. Buyer shall notify all Utility Companies servicing the Properties that as of the Close of Escrow, Buyer shall own the Properties and that all utility bills for the period commencing on the Close of Escrow are to be sent to Buyer. If any of the Utility Companies sends Seller or Buyer a bill for a period in which the Close of Escrow occurs, Buyer and Seller shall prorate such bills outside the Escrow. In connection with such proration, it shall be presumed that utility charges were uniformly incurred during the billing period.

               3.13.5 Prorations. All prorations shall be made as of the Close of Escrow on the basis of the actual days of the month in which the Close of Escrow occurs.



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     4. Leasing and Operation. From the date of this Agreement through the
Closing Date, Seller shall (i) have the right to enter into leases affecting the Properties in the ordinary course of its business and upon terms that are substantially consistent with the past leasing practices of Seller and (ii) operate the Properties in a manner that is consistent with its past operation of the Properties.

     5. Delivery and Possession. Seller shall deliver possession of the Properties to Buyer at the Close of Escrow, subject to the Permitted Exceptions and rights of tenants under the Tenant Leases.

     6. Commissions. Buyer and Seller each represent and warrant to the other that there are no commissions, finder's fees or brokerage fees arising out of the transactions contemplated by this Agreement. Buyer shall indemnify and hold Seller harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in connection with claims for any such commissions, finders' fees or brokerage fees arising out of Buyer's conduct or the inaccuracy of the foregoing representation and/or warranty of Buyer. Seller shall indemnify and hold Buyer harmless from and against any and all liabilities, claims, demands, costs and expenses, including, without limitation, reasonable attorneys' fees and costs in connection with claims for any such commissions, finders' fees or brokerage fees arising out of Seller's conduct or the inaccuracy of the foregoing representation and/or warranty of Seller. The obligations of Buyer and Seller under this Section 6 shall survive the Close of Escrow or earlier termination of this Agreement.

     7. Damage or Destruction: Condemnation.

          7.1 Damage or Destruction. At all times after the date of this Agreement (the "Execution Date") and prior to the Closing, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty to the Properties shall be borne and assumed by Seller. If, at any time after the Execution Date and prior to the Closing, any material part of the Properties is damaged or destroyed by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall notify Buyer in writing of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than ten (10) business days after Buyer's receipt of such notice from Seller. Upon such termination, the Deposit shall be returned to Buyer, the parties shall equally share the cancellation charges of Escrow Holder and Title Company, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Buyer shall have no right to terminate this Agreement as a result of any nonmaterial damage or destruction of the Properties. If Buyer does not elect or has no right to terminate this Agreement, Seller shall assign and turn over to Buyer at the Closing, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer's option and cost).

          7.2 Condemnation. If, after the Execution Date and prior to the Closing, all or any material portion of the Properties is taken by condemnation or eminent domain (or is the


753900.8                           -11-
subject of a pending or contemplated taking which has not been consummated), Seller shall notify Buyer of such fact in writing. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than ten (10) business days after Buyer's receipt of such notice from Seller. Upon such termination, the Deposit shall be returned to Buyer, the parties shall equally share the cancellation charges of Escrow Holder and Title Company, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Buyer shall have no right to terminate this Agreement as a result of any nonmaterial taking of any portion of the Properties. If Buyer does not elect or has no right to terminate this Agreement, Seller shall assign and turn over to Buyer at the Closing, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation and Buyer shall be deemed to have accepted the Properties subject to the taking without reduction in the Purchase Price.

          7.3 Materiality. For the purposes of this Section 7, (a) a damage or destruction shall be deemed to be material if the total cost to repair such damage or destruction (the "Damage Amount"), and (b) any condemnation shall be deemed to be material if (i) the value of the Properties following the condemnation is diminished by more than One Million Dollars ($1,000,000) (as reasonably determined by Seller's appraiser or the condemning authority).

     8. Seller's Representations and Warranties. It is expressly understood and agreed that all liability of Seller for breach of the representations and warranties contained in this Section 8 shall terminate if no written claim of breach, specifying the representation or warranty allegedly breached and the supporting evidence for the alleged breach, shall be delivered to Seller on or prior to the date which is sixty (60) days following the Closing Date. Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date:

          8.1 Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation;

          8.2 Subject to Seller obtaining the Limited Partner Approval, Seller and National Partnership Investments Corp., a California corporation, acting alone on behalf of Seller, has the full power and authority to execute, deliver and perform its obligations under this Agreement; and

          8.3 This Agreement and all agreements, instruments and documents herein provided to be executed by Seller are, and as of the Closing shall be, duly authorized, executed and delivered by Seller and binding upon Seller.

     9. Buyer's Representations and Warranties. Buyer represents and warrants the following to Seller, both as of the date of this Agreement and as of the Closing Date:

          9.1 Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation;



753900.8                                -12-

          9.2 Buyer has the full power and authority to execute, deliver and perform Buyer's obligations under this Agreement;

          9.3 This Agreement and all agreements, instruments and documents herein provided to be executed by Buyer are, and as of the Closing shall be, duly authorized, executed and delivered by, and are and shall be binding upon, Buyer; and

          9.4 Buyer hereby represents that Buyer, and each constituent member of Buyer, are sophisticated real estate investors and have had a sufficient opportunity to conduct a satisfactory and appropriate due diligence investigation.

     10. Default.

          10.1 LIQUIDATED DAMAGES - DEPOSIT. IN THE EVENT THAT THE CLOSING FAILS TO OCCUR AS A RESULT OF A DEFAULT BY BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT THE CLOSING FAILS TO OCCUR AS A RESULT OF THE DEFAULT BY BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF ALL OF THE DEPOSIT. IN THE EVENT THAT THE CLOSING FAILS TO OCCUR AS A RESULT OF BUYER'S DEFAULT, THEN, UPON NOTICE BY SELLER TO BUYER AND ESCROW HOLDER TO THAT EFFECT, (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (B) ESCROW HOLDER SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (C) ESCROW HOLDER SHALL DELIVER TO SELLER, PURSUANT TO SELLER'S INSTRUCTIONS, THE DEPOSIT, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND (D) ALL TITLE AND ESCROW CANCELLATION CHARGES SHALL BE CHARGED TO BUYER; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT SELLER'S RIGHTS OR REMEDIES (1) WITH RESPECT TO THE OBLIGATIONS OF BUYER UNDER SECTIONS 6, 12, 25, AND 29 HEREOF, (2) WITH RESPECT TO THOSE RIGHTS AND OBLIGATIONS THAT, BY THEIR TERMS, SURVIVE THE TERMINATION OF THIS AGREEMENT, AND (3) TO RECOVER ATTORNEYS' FEES INCURRED BY SELLER IN THE EVENT THAT BUYER DISPUTES ANY TERMINATION BY SELLER HEREUNDER, OR DISPUTES OR INTERFERES WITH ANY ATTEMPT BY SELLER TO CAUSE ESCROW HOLDER TO RELEASE THE DEPOSIT TO SELLER, AND IT IS SUBSEQUENTLY DETERMINED THAT, AS APPLICABLE, SELLER IS RIGHTFULLY ENTITLED TO TERMINATE THIS AGREEMENT OR ENTITLED TO RECEIVE SUCH DEPOSIT.



753900.8                           -13-

     SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 10.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.


--------------------------                   ------------------------
SELLER'S INITIALS                            BUYER'S INITIALS

          10.2 Buyer's Pre-Closing Remedies. In the event Seller fails to perform any act required to be performed by Seller pursuant to this Agreement on or before the Closing, then Buyer shall execute and deliver to Seller written notice of such breach, which notice shall set forth complete information about the nature of the breach. Seller shall have a period of ten (10) business days to cure such breach. If such breach remains uncured beyond the ten (10) business day period described above, then Buyer's sole and exclusive remedy shall be either: (a) to cancel this Agreement, in which event Escrow Holder shall return the Deposit to Buyer, or (b) to specifically enforce the provisions of this Agreement; provided, however, that at the time of filing the complaint, Buyer shall deposit with the Escrow Holder the amount of the Purchase Price inclusive of the Deposit.

          10.3 No Contesting Liquidated Damages. As material consideration to each party's agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

          10.4 Post-Closing Remedies of Seller. If after the Closing Buyer fails to perform its obligations which expressly survive the Closing pursuant to this Agreement, then Seller may exercise any remedies available to it at law or in equity, in any order it deems appropriate in its sole and absolute discretion, including, but not limited to, seeking specific performance or damages. In such event, the liquidated damages provisions contained in Section 10.1 shall not limit Seller's damages.

     11. Waiver of Trial by Jury. Seller and Buyer, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Buyer hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Agreement, including this Section, with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury, whether pursuant to
Section 631 of the California Code of Civil Procedure or otherwise.



753900.8                           -14-

     12. Attorney's Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in addition to any other relief awarded by the court.

     13. Notices. All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be effective upon the earliest of the following to occur: (a) when hand delivered to the recipient; (b) one (1) business day after deposit with a nationally recognized overnight-guaranteed delivery service; or (c) three (3) business days after deposit in a sealed envelope in the United States mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the recipient as set forth in Section 1 above. All notices to Buyer shall be sent to Buyer's address with a copy to Arnold & Porter, 777 South Figueroa, 44th Floor, Los Angeles, California, (Fax: 213/243-4199), Attn: Richard C. Smith, Esq. All notices to Seller shall be sent to Seller's Address, with a copy to Battle Fowler LLP, 2049 Century Park East, Suite 2350, Los Angeles, California 90067 (Fax: 310/277-0336), Attn: Bruce C. Geyer, Esq. All notices to Escrow Holder shall be sent to Escrow Holder's Address. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday. The foregoing addresses may be changed by written notice given in accordance with this Section.

     14. Amendment; Complete Agreement. All amendments and supplements to this Agreement must be in writing and executed by Buyer and Seller. This Agreement contains the entire agreement and understanding between Buyer and Seller concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Buyer or Seller concerning the Properties, and all other matters which are the subject of this Agreement. This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties.

     15. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

     16. Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     17. Counterparts, Headings and Defined Terms. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement.


753900.8                           -15-

     18. Time of the Essence. Time is of the essence of this Agreement.

     19. Waiver. No waiver by Buyer or Seller of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

     20. Third Parties. This Agreement is entered into for the sole benefit of Buyer and Seller and their respective permitted successors and assigns. No party other than Buyer and Seller and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

     21. Additional Documents. Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement.

     22. Condition of Properties. Buyer represents and warrants that, as specified in Section 3.6.2 hereof, Buyer has inspected and conducted tests and studies of the Properties, and that Buyer is familiar with the general condition of the Properties. Buyer understands and acknowledges that the Properties may be subject to earthquake, fire, floods, erosion, high water table, dangerous underground soil conditions, hazardous materials and similar occurrences that may alter its condition or affect its suitability for any proposed use. Seller shall have no responsibility or liability with respect to any such occurrence. Buyer represents and warrants that Buyer is acting, and will act, only upon information obtained by Buyer directly from Buyer's own inspection of the Properties. Notwithstanding anything to the contrary contained in this Agreement, the suitability or lack of suitability of the Properties for any proposed or intended use, or availability or lack of availability of (a) permits or approvals of governmental or regulatory authorities, or (b) easements, licenses or other rights with respect to any such proposed or intended use of the Properties shall not affect the rights or obligations of the Buyer hereunder.

     23. Properties "AS IS".

          23.1 No Side Agreements or Representations. No person acting on behalf of Seller is authorized to make, and by execution hereof Buyer acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Properties or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Properties except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller.

          23.2 "AS IS" CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE,


753900.8                               -16-

OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTIES; (III) THE SUITABILITY OF THE PROPERTIES FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT AND OPERATION OF THE PROPERTIES; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTIES; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTIES; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY;
(VII) THE COMPLIANCE OF OR BY THE PROPERTIES OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTIES; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTIES; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS OR COMMITMENTS REGARDING TITLE; (XII) THE CONFORMITY OF ANY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTIES, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER BY SELLER OR OTHERWISE; (XIII) THE CONFORMITY OF THE PROPERTIES TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTIES MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE;
(XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTIES; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTIES AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTIES, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTIES AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTIES WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY SUCH INFORMATION PROVIDED BY SELLER IS AS A COURTESY TO BUYER. BUYER DOES, AND HEREBY AGREES TO, FULLY AND IRREVOCABLY RELEASE SELLER AND ITS AFFILIATES AND ALL OTHER SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTIES WHICH WERE RETAINED BY SELLER, FROM ANY AND ALL CLAIMS


753900.8                           -17-

THAT BUYER OR ANY OF ITS AFFILIATES MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER, ANY SUCH AFFILIATE, AND/OR ANY SUCH SOURCES OR PREPARERS OF INFORMATION FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTIES, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTIES AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON BUYER'S OWN INVESTIGATION OF THE PROPERTIES.

--------------------------                            ------------------------
SELLER'S INITIALS                                     BUYER'S INITIALS

     24. Release. Buyer hereby acknowledges that it shall, and hereby does, rely solely upon Buyer's own knowledge of the Properties based on its investigation and inspection thereof in determining the Property's physical condition. Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller, its partners, employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf ("Released Parties") from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, latent or otherwise, including environmental matters and hazardous substances, affecting the Properties or any portion thereof. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller pursuant to this Agreement.

          WITH RESPECT TO THE FOREGOING, AND THE RELEASES SET FORTH IN SECTION 23, BUYER SPECIFICALLY ACKNOWLEDGES THAT IT IS AWARE OF AND FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
           WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
           TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING
           THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
           MATERIALLY AFFECTED THIS SETTLEMENT WITH THE DEBTOR."


753900.8                           -18-

EACH OF THE UNDERSIGNED BUYER, BEING AWARE OF THE FOREGOING, HEREBY EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS IT MAY HAVE THEREUNDER AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

--------------------------                            ------------------------
SELLER'S INITIALS                                     BUYER'S INITIALS

     25. Indemnification. Buyer shall indemnify, defend, protect and hold harmless Seller and Seller's partners, and each of their respective partners, affiliates, subsidiaries, directors, officers, participants, attorneys, employees, consultants and agents, from and against any and all damages, demands, losses, liabilities, costs or expenses whatsoever (including attorneys' fees and costs) and claims therefor, including, without limitation, any claims by third party, including, without limitation, investigatory expenses or clean-up environmental costs (collectively, "Claims"), whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to or in any way connected with (a) any inaccuracy in any representation or warranty made by Buyer in this Agreement, (b) Buyer's breach of any covenant or agreement contained in this Agreement, (c) Buyer's activities on or ownership of the Properties after the Close of Escrow, (d) the physical condition of the Properties or any other aspect of the Properties, no matter whether earlier discoverable or not and any effort of Buyer and/or Buyer's contractors to correct the same, regardless of how such Claim arises, including, but not limited to, the acts or omissions of Buyer or its employees, agents, suppliers or contractors; provided, however, that Buyer's obligation of indemnity pursuant to this subsection (d) of this Section 25 shall not be operable to the extent that any such Claims arise due to the actions of Seller or affiliates of Seller. Buyer's obligation of indemnity under this Section 25 shall survive the Close of Escrow and shall not be merged with any of the respective Deeds.

     26. Assignment. Except as permitted pursuant to this Section 26, (a) Buyer shall neither assign its rights nor delegate its obligations hereunder without obtaining Seller's prior written consent, which may be withheld in Seller's sole discretion, (b) in no event shall any assignment relieve Buyer from its obligations under this Agreement, and (c) any purported or attempted assignment in violation of this Section 26 shall be void and of no effect. Notwithstanding the foregoing sentence, Buyer may, without Seller's consent, assign its rights under this Agreement to any entity controlled by, or that controls, Buyer or an affiliate of Buyer, subject to such assignee's assumption in writing of all Buyer's obligations under this Agreement; provided, however, that no such assignment, whether with or without Seller's consent, shall operate to release Buyer or alter Buyer's primary liability to perform the obligations of Buyer under this Agreement.

     27. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and permitted assigns of the parties hereto. In no event shall Buyer have any right to delay or postpone the Close of Escrow to create a partnership,


753900.8                                -19-
corporation or other form of business association or to obtain financing to acquire title to the Properties or for any other reason not specified in this Agreement.

     28. Exhibits. Each reference to a Section or an Exhibit in this Agreement shall mean the sections of this Agreement and the exhibits that are attached to this Agreement, unless the context requires otherwise. Each such exhibit hereby is incorporated herein by this reference.

     29. Duty of Confidentiality. Each of Buyer and Seller represents and warrants to the other that it shall keep all information and/or reports obtained from the other, or related to or connected with the Properties, or any portion thereof, the other party, or the transaction described in this Agreement, confidential and will not disclose any such information to any person or entity without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the foregoing shall not limit such party from disclosing any such information to (i) its respective consultants, counsel, advisors, financiers, or accountants, or any of the parties, and their respective counsel, that Buyer and/or Seller must communicate with in connection with Buyer's acquisition of the Properties; provided, however, that such party shall inform the recipient of such information of its confidential nature, (ii) Seller's limited partners for the purpose of soliciting their consent to the sale of the Properties, as contemplated by this Agreement, and/or (iii) such persons as such party reasonably deems necessary or advisable to comply with applicable laws and/or court orders or to obtain necessary governmental licenses or permits.

     30. Business Day. If the Closing Date or the day for performance of any act required under this Agreement falls on a Saturday, Sunday or legal holiday, then the Closing Date or the day for such performance, as the case may be, shall be the next following regular business day.

     31. Recording. This Agreement shall not be recorded and the act of recording by Buyer shall be an act of default hereunder by Buyer.

     32. Limitation of Liability of Seller and its Affiliates. Notwithstanding
Section 3.3.3, Seller shall have no liability whatsoever to Buyer or otherwise if the Limited Partner Approval is not obtained and Buyer's only remedy with respect thereto shall be to receive the Deposit pursuant to Section 2.2.1. Without limiting the foregoing, no limited partner of Seller, nor any of its respective beneficiaries, shareholders, partners, officers, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Buyer hereby waives for itself and anyone who may claim by, through or under Buyer any and all rights to sue or recover on account of any such alleged personal liability.

     33. Joint and Several Liability of Buyer. The obligations of Buyer hereunder shall be joint and several.

     34. Pay-Off of Existing Indebtedness. Notwithstanding anything in this Agreement to the contrary, Buyer shall, on or prior to the Closing Date, take all actions, and


753900.8                           -20-
obtain all consents, if any, that may be necessary or appropriate to enable Buyer to take title to any of the Properties, including, to the extent required but without limitation, any consents required or reasonably necessary pursuant to the terms of that certain Regulatory Agreement For Multi-Family Housing Projects recorded on November 24, 1971 in Book 595, Page 115, as Document No. 226777 in the Official Records of the County Recorder of Washoe County, State of Nevada, as described at item number 10 of Commitment No. 198379RB. Each of Buyer and Seller shall pay any and all costs, fees and expenses incurred by it in connection with the foregoing and no such costs, fees or expenses shall be credited against the Purchase Price; provided, however, that (i) Seller shall be obligated to obtain, concurrent with the Closing, a release and reconveyance of each of the deeds of trust that are crossed-out in the Commitments that are attached hereto as Exhibit "F" (collectively, the "Deeds of Trust"), except that Buyer agrees to assume or, if not assumable, to take title subject to the loan and deed of trust in favor of Chase Manhattan Bank, in the original principal amount of $5,600,000, which encumbers the Arbor Glen Apartment project in West Covina, California, (ii) Seller shall pay any and all prepayment penalties imposed by any lender as a result of the pay-off of any liens secured by any of the Deeds of Trust, except the Chase Manhattan Bank loan described in (i) of this Section 34, (iii) Seller shall use reasonable efforts in assisting Buyer in obtaining all consents necessary or appropriate to enable Seller to transfer the Properties to Buyer pursuant to the terms of this Agreement, and (iv) if Buyer fails or is unable to deliver the balance of the Purchase Price to Escrow Holder on or before the Closing Date, Buyer shall have no right to terminate this Agreement and such failure or inability shall constitute a default hereunder.

     35. Facsimile Execution. A party to this Agreement may execute and deliver this Agreement by executing a counterpart of the signature pages hereto and sending a copy thereof to the other parties to this Agreement by facsimile transmission at the facsimile number described in Section 1 for such party. Any party who executes and delivers this Agreement by facsimile transmission shall deliver four (4) manually executed copies of such signature page to each other party to this Agreement within three (3) Business Days after such facsimile transmission (but failure to do so shall not affect the validity of such party's execution and delivery by facsimile transmission). This Agreement shall not be effective or binding on any party to this Agreement for any purpose unless and until such party has executed and delivered a counterpart signature page to this Agreement to the other parties to this Agreement.



753900.8                           -21-

          IN WITNESS WHEREOF, Buyer and Seller do hereby execute this Agreement as of the date first written above.

SELLER:            REAL-EQUITY PARTNERS,
                   A CALIFORNIA LIMITED PARTNERSHIP

                   By:  National Partnership Investments Corp.,
                        its general partner

                        By:  _____________________________
                             Name: _______________________
                             Title: ______________________

BUYER:             JH REAL ESTATE PARTNERS, INC.,
                   a California corporation

                   By:  _____________________________
                        Name: _______________________
                        Title: ______________________

                   AMERICAN APARTMENT COMMUNITIES III, L.P., a Delaware limited partnership

                   By: American Apartment Communities III, Inc., a Maryland corporation its general partner

                         By:  _____________________________
                              Name:________________________
                              Title:_______________________

                    [signatures continued on following page]



753900.8                           -22-

                          ACCEPTANCE BY ESCROW HOLDER

ESCROW HOLDER ACKNOWLEDGES RECEIPT
OF THE FOREGOING AGREEMENT AND
ACCEPTS THE INSTRUCTIONS CONTAINED THEREIN:

Dated: ___________ ___, 1998

                   FIRST AMERICAN TITLE COMPANY OF LOS ANGELES

                   By: ____________________________
                       Name: ______________________
                       Title:______________________

                              [end of signatures]


753900.8                           -23-

                                  EXHIBIT LIST


EXHIBIT "A" -   Legal Description Of Each Parcel

EXHIBIT "B" -   Form of Deed

EXHIBIT "C" -   Form of General Assignment

EXHIBIT "D" -   Form of Bill of Sale

EXHIBIT "E" -   Non-Foreign Certificate

EXHIBIT "F" -   Copies of Marked-Up Commitments


753900.8

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF EACH PARCEL

1.    3610 S. Nogales, West Covina, California.
2.    8609 DeSoto Ave., Canoga Park, California.
3.    4050 Baker Lane, Reno, Nevada.
4.    2616 Califa St., Woodland Hills, California (Parcel 1 of 2).
5.    2616 Califa St., Woodland Hills, California (Parcel 2 of 2).




753900.8

                                   EXHIBIT "B"

                                  FORM OF DEED

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Battle Fowler LLP
2049 Century Park East, Suite 2350
Los Angeles, California 90067
Attention: Bruce C. Geyer, Esq.
Parcel Description: _________________

                   (Space Above This Line For Recorder's Use)
--------------------------------------------------------------------------------
                                   GRANT DEED

                                                           A.P.N. ______________
The undersigned Grantor declares:

Documentary transfer tax is: ___________________________
  (   )   Computed on full value of property conveyed, or
  (   )   Computed on full value less value of liens and encumbrances remaining at time of sale. ( ) Unincorporated area.

          FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, REAL-EQUITY PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP ("Grantor"), has granted, sold and conveyed, and by these presents does hereby grant, sell, and convey, unto ________________, a ________________ ("Grantee"), that certain real property located in the City of ______________, County of _______________, State of ____________, as more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Land"), together with all right, title and interest of Grantor in and to all buildings, improvements and appurtenances now located or hereafter constructed on the Land.

          Grantor hereby further grants to Grantee all of Grantor's right, title and interest in and to all easements, privileges and rights appurtenant to the Land and pertaining or held and enjoyed in connection therewith and all of Grantor's right, title and interest in and to any land lying in the bed, if any, of any street, alley, road or avenue to the centerline thereof in front of, or adjoining the Land. The grants herein are all subject to non-delinquent taxes and assessments and all other matters of record or evident from an inspection or survey of the Land.




753900.8

          IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of ____________ __, 1998.

GRANTOR:           REAL-EQUITY PARTNERS,
                   A CALIFORNIA LIMITED PARTNERSHIP

                   By:  National Partnership Investments Corp.,
                        its general partner

                        By: _____________________________
                            Name: _______________________
                            Title: ______________________




753900.8                           -2-

STATE OF CALIFORNIA              )

COUNTY OF ____________           )

          On the __ day of ___________ __, 1998, before me, _______________, a notary public in and for the State, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.



                                                  ______________________________
                                                  Notary Signature


(Seal)




753900.8                           -3-

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION



753900.8                                -4-

                                   EXHIBIT "C"
                           FORM OF GENERAL ASSIGNMENT

                               GENERAL ASSIGNMENT
                              (Parcel: ___________)

          THIS GENERAL ASSIGNMENT (this "Assignment") is dated as of ___________ __, 1998 and is executed by REAL-EQUITY PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP ("Seller"), in favor of __________________, a _________________
("Buyer"), with reference to the following facts:

          A. Seller, as seller, and JH Real Estate Partners, Inc. and American Apartment Communities III, L.P., a Delaware limited partnership (collectively, "Buyer"), collectively as buyer, are parties to that certain Agreement of Purchase and Sale and Escrow Instructions dated as of September 25, 1998 (the "Purchase Agreement"), in which Seller has agreed to sell the real property described in Exhibit "A" attached thereto and the improvements located thereon (collectively, the "Property").

          B. Pursuant to the Purchase Agreement, Seller has agreed to assign, without recourse, to __________, a _______________ (which entity Buyer has informed Seller is Buyer's assignee under the Purchase Agreement), all of Seller's right, title and interest if any, in and to (i) any plans, specifications, reports, licenses, permits, entitlements, surveys, maps, agreements and contracts relating to the Property in Seller's possession (collectively, the "Contracts and Documents") subject to any rights of consent as provided therein, (ii) all leases and occupancy agreements affecting the Property and any amendments or modifications thereto, including the leases that relate to the rent roll set forth on Schedule 1 attached hereto (collectively, the "Leases"), and (iii) all unrefunded and unapplied security deposits made under the Leases, also as set forth in Schedule 1 attached hereto (the "Security Deposits").


          THEREFORE, for valuable consideration, Seller and Buyer agree as follows:

               1. Assignment. Seller hereby assigns, sells and transfers to Buyer, without recourse and without representation or warranty (except for the express representations and warranties contained in the Purchase Agreement, which shall remain in effect until and to the extent provided in the Purchase Agreement), all of Seller's right, title and interest, if any, in and to the Contracts and Documents, subject to any rights of consent as provided therein, the Leases, and the Security Deposits.

               2. Assumption. Buyer hereby assumes all of the benefits and burdens of the Leases, the Security Deposits and the Contracts and Documents and agrees to perform all of the covenants and obligations of lessor under the Leases and any obligations of Seller under such Contracts and Documents. Buyer further agrees to indemnify, defend and hold Seller harmless from and against any and all cost, loss, harm or damage which may arise under the Leases, Security Deposits and the Contracts and Documents after the date hereof.



753900.8                           -2-

               3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

               4. Miscellaneous. This Assignment shall be binding on the parties and their respective successors and assigns. The headings to paragraphs of this Assignment are for convenient reference only and shall not be used in interpreting this Assignment.

               5. California Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of California.

SELLER:            REAL-EQUITY PARTNERS,
                   A CALIFORNIA LIMITED PARTNERSHIP

                   By:  National Partnership Investments Corp.,
                        its general partner

                        By:  _____________________________
                             Name: _______________________
                             Title: ______________________


BUYER:             _________________________________________,
                   _________________________________________

                   By:      ________________________________
                            Name:__________________________
                            Title:_________________________


                               [end of signatures]

                         SCHEDULE TO GENERAL ASSIGNMENT

Schedule 1:      Rent Roll, including Security Deposits

                                   EXHIBIT "D"
                              FORM OF BILL OF SALE

                                  BILL OF SALE
                             (Parcel _____________)


          Reference is made to that certain Agreement of Purchase and Sale and Escrow Instructions ("Purchase Agreement"), dated as of September 25, 1998 by and among JH Real Estate Partners, Inc. and American Apartment Communities III, L.P., a Delaware limited partnership ("Buyer"), collectively as buyer, and REAL-Equity Partners, A California Limited Partnership, as seller.

          For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, REAL-EQUITY PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP ("Seller"), in connection with the sale pursuant to the Purchase Agreement of certain real property located in the City of ______________, County of ______________, State of ______________, as more particularly described in Exhibit "A" attached hereto, hereby quitclaims and transfers to ________________, a ________________, which Buyer has informed Seller is the assignee of Buyer under the Purchase Agreement, without recourse to Seller and without any representation or warranty whatsoever (except for the express representations and warranties contained in the Purchase Agreement that shall remain in effect until and to the extent provided in the Purchase Agreement), all of Seller's right, title and interest, if any, in and to the personal property ("Personal Property") described on Exhibit "B" attached hereto and by this reference incorporated herein.

          IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of ________ __, 1998.

SELLER:      REAL-EQUITY PARTNERS,
             A CALIFORNIA LIMITED PARTNERSHIP

             By:  National Partnership Investments Corp.,
                  its general partner

                  By: _____________________________
                      Name: _______________________
                      Title: _______________________

                              [end of signatures]

                      SCHEDULE OF EXHIBITS TO BILL OF SALE

Exhibit "A"    Legal description

Exhibit "B"    Schedule of Personal Property

                                   EXHIBIT "E"

                             NON-FOREIGN CERTIFICATE


          1. Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. Section 18662 of the California Revenue and Taxation Code provides that a transferee of an interest in California real property must withhold tax if the transferor is not a California resident.

          2. To inform __________________, a ____________ ("Transferee"), as assignee of JH Real Estate Partners, Inc. and American Apartment Communities III, L.P., a Delaware limited partnership (collectively, "Buyer"), collectively as buyer, under that certain Agreement of Purchase and Sale and Escrow Instructions ("Purchase Agreement"), dated as of September 25, 1998 by and among Buyer, as buyer, and REAL-Equity Partners, A California Limited Partnership ("Transferor"), as seller, that withholding of tax is not required upon the disposition by Transferor of five (5) separate parcels of real property located at, respectively, (i) 3610 S. Nogales, West Covina, California, (ii) 8609 DeSoto Ave., Canoga Park, California, (iii) 4050 Baker Lane, Reno, Nevada, (iv) and two
(2) parcels located at 2616 Califa St., Woodland Hills, California, each as more particularly described in Exhibit "A" attached hereto (collectively, the "Property"), the undersigned Transferor hereby swears, affirms, certifies and declares the following:

               A. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the IRC and Income Tax Regulations).

               B. Transferor's federal taxpayer identification number is 95-3881219.

               C. Transferor is a limited partnership.

               D. Transferor's office address is:

                  REAL-Equity Partners
                  c/o National Partnership Investment Corp.
                  9090 Wilshire Boulevard, 2nd Floor
                  Beverly Hills, California  90212
                  Attention: Henry Casden
                  Fax: (310) 278-6835

                  [remainder of page intentionally left blank]

               3. Transferor understands that this certification may be disclosed to the Internal Revenue Service and/or the California Franchise Board by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Executed as of _____________ __, 1998


TRANSFEROR:    REAL-EQUITY PARTNERS,
               A CALIFORNIA LIMITED PARTNERSHIP

                   By:  National Partnership Investments Corp.,
                        its general partner

                        By:  _____________________________
                             Name: _______________________
                             Title: _______________________




                              [end of signatures]

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION


1.  3610 S. Nogales, West Covina, California.
2.  8609 DeSoto Ave., Canoga Park, California.
3.  4050 Baker Lane, Reno, Nevada.
4.  2616 Califa St., Woodland Hills, California (Parcel 1 of 2).
5.  2616 Califa St., Woodland Hills, California (Parcel 2 of 2).

                                   EXHIBIT "F"

                         COPIES OF MARKED-UP COMMITMENTS

                         AGREEMENT OF PURCHASE AND SALE
                             AND ESCROW INSTRUCTIONS

                                 By and Between

                              REAL-EQUITY PARTNERS,
                        A CALIFORNIA LIMITED PARTNERSHIP,

                                    as Seller


                                       and

                         JH REAL ESTATE PARTNERS, INC.,
                            a California corporation

                                       and

                    AMERICAN APARTMENT COMMUNITIES III, L.P.,
                         a Delaware limited partnership,

                              collectively as Buyer





                         Dated as of September 25, 1998